UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-12

ALZAMEND NEURO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALZAMEND NEURO, INC.

3480 Peachtree Road NE, Second Floor, Suite 103

Atlanta, GA 30326

SUPPLEMENT TO PROXY STATEMENT

FOR

2024 SPECIAL MEETING OF STOCKHOLDERS

The following information supplements and amends the Definitive Proxy Statement (the “Proxy Statement”) of Alzamend Neuro, Inc. (the “Company”) that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s Special Meeting of Stockholders (the “Meeting”) to be held in a virtual meeting format only on Monday, July 8, 2024, at 12:00 PM Eastern Time. This corrects and supplements statements concerning the number of shares of Capital Stock that are entitled to vote and the number required to constitute a quorum under the heading “Who is Entitled to Vote; Vote Required; Quorum” on page 2 of the Proxy Statement. This supplement to the Proxy Statement (this “Supplement”) is furnished in connection with the solicitation of proxies by the Board for use at the Meeting. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

In calculating the number of votes entitled to be cast at the Meeting, the Company inadvertently calculated 1,719,537 as the number of votes entitled to be cast by the holders of Shares A Preferred Stock, instead of 1,375,310 votes. The former number reflected the number of shares of Common Stock that the outstanding Series A Preferred Stock were convertible into, without regard to the NYSE American rules and regulations, as of the Record Date. The latter number reflects the maximum number of votes that the Series A Preferred Stock is entitled to be cast until such time as Proposal No. 1 has been approved by the Company’s stockholders. The 1,375,310 figured, and the NYSE American limitation, were already disclosed in the second and third paragraphs under the heading. As a result, under the heading “Who is Entitled to Vote; Vote Required; Quorum” on page 2, the third and fourth paragraphs under this heading are hereby amended and restated in their entirety to read as follows:

A majority of the total votes entitled to be cast will constitute a quorum at the Meeting; of the 11,157,921 outstanding shares of Capital Stock, or 5,578,961 such shares, will constitute a quorum at the Meeting, provided that no more than 1,375,310 shares of Series A Preferred Stock and Common Stock held by the Investor that may be voted will be counted as part of the Capital Stock, as only a portion of the Common Stock and Series A Preferred Stock held by the Investor will be eligible to vote on the matters to be presented to the stockholders.

Accordingly, for purposes of the votes eligible to be cast at the Meeting, the term “Eligible Capital Stock” as used herein shall mean 9,782,611 such shares for purposes of Proposal No. 1 and 11,157,921 such shares for purposes of Proposal No. 2.

Except as set forth in this Supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this Supplement does not change the proposals to be acted upon at the Meeting, which are described in the Proxy Statement.

Date: June 11, 2024